UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2006

ALABAMA NATIONAL BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25160	63-1114426
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1927 First Avenue North, Birmingham, Alabama 35203

(Address of principal executive offices, including zip code)

(205) 583-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Alabama National BanCorporation, a Delaware corporation (“Alabama National”), and The PB Financial Services Corporation, a Georgia corporation (“Peachtree”), have entered into an Agreement and Plan of Merger, dated as of May 24, 2006 (the “Merger Agreement”). The Merger Agreement provides for the merger of Peachtree with and into Alabama National (the “Merger”). The Merger will be treated as a purchase by Alabama National under U.S. generally accepted accounting principles and is intended to constitute a “reorganization” for U.S. federal income tax purposes.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, at the effective time of the Merger, each outstanding share of Peachtree common stock will be converted into the right to receive 1.054 shares of Alabama National common stock (subject to possible adjustment, the “Exchange Ratio”). The Merger Agreement provides that the Exchange Ratio shall be adjusted if the average trading price of Alabama National’s common stock decreases more than a specific designated amount between the date of the Merger Agreement and the effective time of the Merger. Additionally, if the average trading price of Alabama National’s common stock decreases by more than a certain amount, Peachtree may elect to terminate the Merger Agreement.

Additionally, at the effective time of the Merger, all unexercised outstanding options to purchase Peachtree common stock granted by Peachtree under its stock option plans will automatically be converted into options to purchase Alabama National common stock. Alabama National will assume these options subject to their existing terms, including any acceleration in vesting that will occur as a consequence of the Merger. Each option to purchase Peachtree common stock will be proportionately adjusted as provided in the Merger Agreement.

The Merger Agreement contains representations and warranties that Alabama National and Peachtree made to each other. These representations and warranties were made as of specific dates, and the assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that Alabama National and Peachtree have exchanged in connection with signing the Merger Agreement. While neither Alabama National nor Peachtree believe that the disclosure schedules contain information that the securities laws require to be publicly disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified by the underlying disclosure schedules. These disclosure schedules may contain information that has been included in Alabama National or Peachtree’s prior public disclosures, as well as potential additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in each of Alabama National and Peachtree’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the companies and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 to be filed by Alabama National with the Securities and Exchange Commission (“SEC”) containing the proxy statement/prospectus for the shareholders of Peachtree.

Peachtree has agreed, subject to certain exceptions, to cause a shareholder meeting to be held to consider approval of the Merger and that the Peachtree Board of Directors will recommend approval of the Merger by its shareholders. Peachtree has also agreed not to (i) solicit proposals relating to alternative business combination transactions, (ii) enter into any letter of intent or agreement relating to an alternative business acquisition transaction other than a confidentiality agreement, or (iii) subject to certain exceptions, participate in any discussions or negotiations regarding alternative business combination transactions.

The Merger is subject to regulatory approvals as well as approval by Peachtree’s shareholders and is expected to close during the fourth quarter of 2006. The completion of the Merger is subject to a number of closing conditions, including obtaining the approval of Peachtree’s shareholders, the receipt of all regulatory approvals, the effectiveness of the Form S-4 Registration Statement, and the accuracy of the representations and warranties set forth in the Merger Agreement. The Merger Agreement contains certain termination rights for both Alabama National and Peachtree, and further provides that, upon termination of the Merger Agreement upon specified circumstances, Peachtree may be obligated to pay a termination fee of $4.0 million to Alabama National.

In connection with the execution of the Merger Agreement, each of the directors of Peachtree and certain officers of Peachtree have entered into agreements, pursuant to which they have agreed to vote in favor of matters required for consummation of the Merger. These agreements terminate upon certain events as described therein, including in the event that the Merger Agreement itself is terminated. The form of this agreement is attached as an exhibit to the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference. On May 24, 2006, Alabama National and Peachtree issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Additional Information About This Transaction

Alabama National will file a Form S-4 Registration Statement regarding this transaction with the SEC which will contain a proxy statement/prospectus for the shareholders of Peachtree. Peachtree will mail the proxy statement/prospectus to its shareholders. These documents will contain important information about the transaction, and Alabama National and Peachtree urge you to read these documents when they become available.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov).

Participants in This Transaction

Alabama National and Peachtree and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Peachtree’s shareholders in connection with this transaction. Information about persons who may be deemed participants in this transaction will be included in the proxy statement/prospectus. You can find additional information about Alabama National’s executive officers and directors in Alabama National’s definitive Proxy Statement filed on Schedule 14A with the SEC on March 29, 2006. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Note:	Schedules to the Merger Agreement, which include lists of items required to be disclosed by, and exceptions to, the representations and warranties contained in the Merger Agreement, have been omitted pursuant to Item 601(b)(2) of Regulation S-K, as promulgated by the SEC; upon request, Alabama National will furnish supplementally to the SEC a copy of any omitted schedule.

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of May 24, 2006, by and between Alabama National BanCorporation and The PB Financial Services Corporation

99.1	Joint Press Release of Alabama National BanCorporation and The PB Financial Services Corporation, dated May 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alabama National Bancorporation

By:	/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial Officer

Dated: May 25, 2006

INDEX TO EXHIBITS

Exhibit Number	Exhibit
2.1	Agreement and Plan of Merger, dated as of May 24, 2006, by and between Alabama National BanCorporation and The PB Financial Services Corporation

99.1	Joint Press Release of Alabama National BanCorporation and The PB Financial Services Corporation, dated May 24, 2006